Exhibit 10.3

_________, __ , 200_

[Name]

[Address]

Dear M_. [_________]:

In connection with your [_____] grant of Restricted Stock Units, enclosed please find a Prospectus for the Legg Mason Inc. Non-Employee Director Equity Plan, which includes a copy of the Plan as an exhibit, your Legg Mason Restricted Stock Unit Statement, and the related fractional share distribution.

The number of Restricted Stock Units was determined by dividing $125,000 by the average price as specified below:

_/__/0_ High	$______
_/__/0_ Low	$______
Average	$______
# of Restricted Stock Units Calculated
Cash payment in lieu of fractional shares	$______

A current statement of your outstanding Legg Mason Stock Options is also included in this package.

If you should have any questions, please do not hesitate to call me at (410) 539-0000.

Regards,

Kendra P. Heyde

Vice President & Director, Compensation